Exhibit 10.26

                                           July 11, 2007

Redpoint Bio Corporation

7 Graphics Drive

Ewing, NJ 08628

Attn: Dr. F. Raymond Salemme, CEO

Gentlemen:

Reference is made to that certain Placement Agency Agreement, dated December 4, 2006 (the “Agreement), by and among Redpoint Bio Corporation (the “Company”), National Securities Corporation (“National”) and Brean Murray, Carret & Co., LLC (“Brean Murray”). All terms not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

Section 3(g) of the Agreement grants National and Brean Murray a 12-month right of first refusal to act as co-lead placement agents on any subsequent private placement of the Company’s securities or co-lead underwriters on any subsequent public offering of the Company’s securities.

Please be advised that for good and valuable consideration, the undersigned hereby waive their rights to any right of first refusal that may arise pursuant to Section 3(g) of the Agreement.

Except as above, all terms and conditions of the Agreement remain in full force and effect.

NATIONAL SECURITIES CORPORATION
By:	/s/ Brian Friedman
Brian Friedman
Director Corporate Finance
BREAN MURRAY, CARRET & CO., LLC
By:	/s/ John Fletcher
John Fletcher
Senior Vice President Investment Banking